N-SAR Exhibit: Sub-item 77Q1(e)
Legg Mason Partners Variable Income Trust
Western Asset Core Plus VIT Portfolio
Management Agreement between Legg
Mason Partners Variable Income Trust and
Legg Mason Partners Fund Advisor, LLC


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC
     This MANAGEMENT
AGREEMENT ("Agreement") is made this
27th day of April, 2007, by and between
Legg Mason Partners Variable Income Trust
(the "Trust") and Legg Mason Partners Fund
Advisor, LLC, a Delaware limited liability
company (the "Manager").
     WHEREAS, the Trust is a Maryland
business trust registered as a management
investment company under the Investment
Company Act of 1940, as amended (the
"1940 Act");
     WHEREAS, the Manager is engaged
primarily in rendering investment advisory,
management and administrative services and
is registered as an investment adviser under
the Investment Advisers Act of 1940, as
amended;
     WHEREAS, the Trust wishes to retain
the Manager to provide investment advisory,
management, and administrative services to
the Trust with respect to the series of the
Trust designated in Schedule A annexed
hereto (the "Fund"); and
     WHEREAS, the Manager is willing to
furnish such services on the terms and
conditions hereinafter set forth;
     NOW THEREFORE, in consideration
of the promises and mutual covenants herein
contained, it is agreed as follows:
            1.	The Trust hereby
appoints the Manager to act as investment
adviser and administrator of the Fund for the
period and on the terms set forth in this
Agreement.  The Manager accepts such
appointment and agrees to render the
services herein set forth, for the
compensation herein provided.
            2.	The Fund shall at all
times keep the Manager fully informed with
regard to the securities owned by it, its funds
available, or to become available, for
investment, and generally as to the condition
of its affairs.  It shall furnish the Manager
with such other documents and information
with regard to its affairs as the Manager may
from time to time reasonably request.
            3.	(a)	Subject to the
supervision of the Trust's Board of Trustees
(the "Board"), the Manager shall regularly
provide the Fund with investment research,
advice, management and supervision and
shall furnish a continuous investment
program for the Fund's portfolio of
securities and other investments consistent
with the Fund's investment objectives,
policies and restrictions, as stated in the
Fund's current Prospectus and Statement of
Additional Information.  The Manager shall
determine from time to time what securities
and other investments will be purchased
(including, as permitted in accordance with
this paragraph, swap agreements, options
and futures), retained, sold or exchanged by
the Fund and what portion of the assets of
the Fund's portfolio will be held in the
various securities and other investments in
which the Fund invests, and shall implement
those decisions (including the execution of
investment documentation), all subject to the
provisions of the Trust's Declaration of
Trust and By-Laws (collectively, the
"Governing Documents"), the 1940 Act, and
the applicable rules and regulations
promulgated thereunder by the Securities
and Exchange Commission (the "SEC") and
interpretive guidance issued thereunder by
the SEC staff and any other applicable
federal and state law, as well as the
investment objectives, policies and
restrictions of the Fund referred to above,
and any other specific policies adopted by
the Board and disclosed to the Manager.
The Manager is authorized as the agent of
the Trust to give instructions to the
custodian of the Fund as to deliveries of
securities and other investments and
payments of cash for the account of the
Fund.  Subject to applicable provisions of
the 1940 Act and direction from the Board,
the investment program to be provided
hereunder may entail the investment of all or
substantially all of the assets of the Fund in
one or more investment companies.  The
Manager will place orders pursuant to its
investment determinations for the Fund
either directly with the issuer or with any
broker or dealer, foreign currency dealer,
futures commission merchant or others
selected by it.  In connection with the
selection of such brokers or dealers and the
placing of such orders, subject to applicable
law, brokers or dealers may be selected who
also provide brokerage and research services
(as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as
amended (the "Exchange Act")) to the
Funds and/or the other accounts over which
the Manager or its affiliates exercise
investment discretion.  The Manager is
authorized to pay a broker or dealer who
provides such brokerage and research
services a commission for executing a
portfolio transaction for the Fund which is in
excess of the amount of commission another
broker or dealer would have charged for
effecting that transaction if the Manager
determines in good faith that such amount of
commission is reasonable in relation to the
value of the brokerage and research services
provided by such broker or dealer.  This
determination may be viewed in terms of
either that particular transaction or the
overall responsibilities which the Manager
and its affiliates have with respect to
accounts over which they exercise
investment discretion.  The Board may
adopt policies and procedures that modify
and restrict the Manager's authority
regarding the execution of the Fund's
portfolio transactions provided herein.  The
Manager shall also provide advice and
recommendations with respect to other
aspects of the business and affairs of the
Fund, shall exercise voting rights, rights to
consent to corporate action and any other
rights pertaining to the Fund's portfolio
securities subject to such direction as the
Board may provide, and shall perform such
other functions of investment management
and supervision as may be directed by the
Board.  The Manager may execute on behalf
of the Fund certain agreements, instruments
and documents in connection with the
services performed by it under this
Agreement.  These may include, without
limitation, brokerage agreements, clearing
agreements, account documentation, futures
and option agreements, swap agreements,
other investment related agreements, and
any other agreements, documents or
instruments the Manager believes are
appropriate or desirable in performing its
duties under this Agreement.
       (b)	Subject to the direction and
control of the Board, the Manager shall
perform such administrative and
management services as may from time to
time be reasonably requested by the Fund as
necessary for the operation of the Fund, such
as (i) supervising the overall administration
of the Fund, including negotiation of
contracts and fees with and the monitoring
of performance and billings of the Fund's
transfer agent, shareholder servicing agents,
custodian and other independent contractors
or agents, (ii) providing certain compliance,
fund accounting, regulatory reporting, and
tax reporting services, (iii) preparing or
participating in the preparation of Board
materials, registration statements, proxy
statements and reports and other
communications to shareholders, (iv)
maintaining the Fund's existence, and (v)
during such times as shares are publicly
offered, maintaining the registration and
qualification of the Fund's shares under
federal and state laws.  Notwithstanding the
foregoing, the Manager shall not be deemed
to have assumed any duties with respect to,
and shall not be responsible for, the
distribution of the shares of any Fund, nor
shall the Manager be deemed to have
assumed or have any responsibility with
respect to functions specifically assumed by
any transfer agent, fund accounting agent,
custodian, shareholder servicing agent or
other agent, in each case employed by the
Fund to perform such functions.
       (c)	The Fund hereby authorizes
any entity or person associated with the
Manager which is a member of a national
securities exchange to effect any transaction
on the exchange for the account of the Fund
which is permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T)
thereunder, and the Fund hereby consents to
the retention of compensation for such
transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv).  Notwithstanding the
foregoing, the Manager agrees that it will
not deal with itself, or with members of the
Board or any principal underwriter of the
Fund, as principals or agents in making
purchases or sales of securities or other
property for the account of the Fund, nor
will it purchase any securities from an
underwriting or selling group in which the
Manager or its affiliates is participating, or
arrange for purchases and sales of securities
between the Fund and another account
advised by the Manager or its affiliates,
except in each case as permitted by the 1940
Act and in accordance with such policies
and procedures as may be adopted by the
Fund from time to time, and will comply
with all other provisions of the Governing
Documents and the Fund's then-current
Prospectus and Statement of Additional
Information relative to the Manager and its
directors and officers.
            4.	Subject to the Board's
approval, the Manager or the Fund may
enter into contracts with one or more
investment subadvisers or subadministrators,
including without limitation, affiliates of the
Manager, in which the Manager delegates to
such investment subadvisers or
subadministrators any or all its duties
specified hereunder, on such terms as the
Manager will determine to be necessary,
desirable or appropriate, provided that in
each case the Manager shall supervise the
activities of each such subadviser or
subadministrator and further provided that
such contracts impose on any investment
subadviser or subadministrator bound
thereby all the conditions to which the
Manager is subject hereunder and that such
contracts are entered into in accordance with
and meet all applicable requirements of the
1940 Act.
            5.	(a)	The Manager,
at its expense, shall supply the Board and
officers of the Trust with all information and
reports reasonably required by them and
reasonably available to the Manager and
shall furnish the Fund with office facilities,
including space, furniture and equipment
and all personnel reasonably necessary for
the operation of the Fund.  The Manager
shall oversee the maintenance of all books
and records with respect to the Fund's
securities transactions and the keeping of the
Fund's books of account in accordance with
all applicable federal and state laws and
regulations.  In compliance with the
requirements of Rule 31a-3 under the 1940
Act, the Manager hereby agrees that any
records that it maintains for the Fund are the
property of the Fund, and further agrees to
surrender promptly to the Fund any of such
records upon the Fund's request.  The
Manager further agrees to arrange for the
preservation of the records required to be
maintained by Rule 31a-1 under the 1940
Act for the periods prescribed by Rule 31a-2
under the 1940 Act.  The Manager shall
authorize and permit any of its directors,
officers and employees, who may be elected
as Board members or officers of the Fund, to
serve in the capacities in which they are
elected.
       (b)	The Manager shall bear all
expenses, and shall furnish all necessary
services, facilities and personnel, in
connection with its responsibilities under
this Agreement.  Other than as herein
specifically indicated, the Manager shall not
be responsible for the Fund's expenses,
including, without limitation, advisory fees;
distribution fees; interest; taxes;
governmental fees; voluntary assessments
and other expenses incurred in connection
with membership in investment company
organizations; organization costs of the
Fund; the cost (including brokerage
commissions, transaction fees or charges, if
any) in connection with the purchase or sale
of the Fund's securities and other
investments and any losses in connection
therewith; fees and expenses of custodians,
transfer agents, registrars, independent
pricing vendors or other agents; legal
expenses; loan commitment fees; expenses
relating to share certificates; expenses
relating to the issuing and redemption or
repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares
for sale under applicable federal and state
law; expenses of preparing, setting in print,
printing and distributing prospectuses and
statements of additional information and any
supplements thereto, reports, proxy
statements, notices and dividends to the
Fund's shareholders; costs of stationery;
website costs; costs of meetings of the
Board or any committee thereof, meetings of
shareholders and other meetings of the
Fund; Board fees; audit fees; travel expenses
of officers, members of the Board and
employees of the Fund, if any; and the
Fund's pro rata portion of premiums on any
fidelity bond and other insurance covering
the Fund and its officers, Board members
and employees; litigation expenses and any
non-recurring or extraordinary expenses as
may arise, including, without limitation,
those relating to actions, suits or
proceedings to which the Fund is a party and
the legal obligation which the Fund may
have to indemnify the Fund's Board
members and officers with respect thereto.
            6.	No member of the
Board, officer or employee of the Trust or
Fund shall receive from the Trust or Fund
any salary or other compensation as such
member of the Board, officer or employee
while he is at the same time a director,
officer, or employee of the Manager or any
affiliated company of the Manager, except
as the Board may decide.  This paragraph
shall not apply to Board members, executive
committee members, consultants and other
persons who are not regular members of the
Manager's or any affiliated company's staff.
            7.	As compensation for
the services performed and the facilities
furnished and expenses assumed by the
Manager, including the services of any
consultants retained by the Manager, the
Fund shall pay the Manager, as promptly as
possible after the last day of each month, a
fee, computed daily at an annual rate set
forth opposite the Fund's name on Schedule
A annexed hereto, provided however, that if
the Fund invests all or substantially all of its
assets in another registered investment
company for which the Manager or an
affiliate of the Manager serves as investment
adviser or investment manager, the annual
fee computed as set forth on such Schedule
A shall be reduced by the aggregate
management fees allocated to that Fund for
the Fund's then-current fiscal year from such
other registered investment company.  The
first payment of the fee shall be made as
promptly as possible at the end of the month
succeeding the effective date of this
Agreement, and shall constitute a full
payment of the fee due the Manager for all
services prior to that date.  If this Agreement
is terminated as of any date not the last day
of a month, such fee shall be paid as
promptly as possible after such date of
termination, shall be based on the average
daily net assets of the Fund in that period
from the beginning of such month to such
date of termination, and shall be that
proportion of such average daily net assets
as the number of business days in such
period bears to the number of business days
in such month.  The average daily net assets
of the Fund shall in all cases be based only
on business days and be computed as of the
time of the regular close of business of the
New York Stock Exchange, or such other
time as may be determined by the Board.
            8.	The Manager assumes
no responsibility under this Agreement other
than to render the services called for
hereunder, in good faith, and shall not be
liable for any error of judgment or mistake
of law, or for any loss arising out of any
investment or for any act or omission in the
execution of securities transactions for the
Fund, provided that nothing in this
Agreement shall protect the Manager against
any liability to the Fund to which the
Manager would otherwise be subject by
reason of willful misfeasance, bad faith, or
gross negligence in the performance of its
duties or by reason of its reckless disregard
of its obligations and duties hereunder.  As
used in this Section 8, the term "Manager"
shall include any affiliates of the Manager
performing services for the Trust or the
Fund contemplated hereby and the partners,
shareholders, directors, officers and
employees of the Manager and such
affiliates.
            9.	Nothing in this
Agreement shall limit or restrict the right of
any director, officer, or employee of the
Manager who may also be a Board member,
officer, or employee of the Trust or the
Fund, to engage in any other business or to
devote his time and attention in part to the
management or other aspects of any other
business, whether of a similar nature or a
dissimilar nature, nor to limit or restrict the
right of the Manager to engage in any other
business or to render services of any kind,
including investment advisory and
management services, to any other fund,
firm, individual or association.  If the
purchase or sale of securities consistent with
the investment policies of the Fund or one or
more other accounts of the Manager is
considered at or about the same time,
transactions in such securities will be
allocated among the accounts in a manner
deemed equitable by the Manager.  Such
transactions may be combined, in
accordance with applicable laws and
regulations, and consistent with the
Manager's policies and procedures as
presented to the Board from time to time.
            10.	For the purposes of
this Agreement, the Fund's "net assets" shall
be determined as provided in the Fund's
then-current Prospectus and Statement of
Additional Information and the terms
"assignment," "interested person," and
"majority of the outstanding voting
securities" shall have the meanings given to
them by Section 2(a) of the 1940 Act,
subject to such exemptions as may be
granted by the SEC by any rule, regulation
or order.
            11.	This Agreement will
become effective with respect to the Fund
on the date set forth opposite the Fund's
name on Schedule A annexed hereto,
provided that it shall have been approved by
the Trust's Board and by the shareholders of
the Fund in accordance with the
requirements of the 1940 Act and, unless
sooner terminated as provided herein, will
continue in effect until November 30, 2007.
Thereafter, if not terminated, this Agreement
shall continue in effect with respect to the
Fund, so long as such continuance is
specifically approved at least annually (i) by
the Board or (ii) by a vote of a majority of
the outstanding voting securities of the
Fund, provided that in either event the
continuance is also approved by a majority
of the Board members who are not
interested persons of any party to this
Agreement, by vote cast in person at a
meeting called for the purpose of voting on
such approval.
            12.	This Agreement is
terminable with respect to the Fund without
penalty by the Board or by vote of a
majority of the outstanding voting securities
of the Fund, in each case on not more than
60 days' nor less than 30 days' written notice
to the Manager, or by the Manager upon not
less than 90 days' written notice to the Fund,
and will be terminated upon the mutual
written consent of the Manager and the
Trust.  This Agreement shall terminate
automatically in the event of its assignment
by the Manager and shall not be assignable
by the Trust without the consent of the
Manager.
            13.	The Manager agrees
that for services rendered to the Fund, or for
any claim by it in connection with services
rendered to the Fund, it shall look only to
assets of the Fund for satisfaction and that it
shall have no claim against the assets of any
other portfolios of the Trust.  The
undersigned officer of the Trust has
executed this Agreement not individually,
but as an officer under the Trust's
Declaration of Trust and the obligations of
this Agreement are not binding upon any of
the Trustees, officers or shareholders of the
Trust individually.
            14.	No provision of this
Agreement may be changed, waived,
discharged or terminated orally, but only by
an instrument in writing signed by the party
against which enforcement of the change,
waiver, discharge or termination is sought,
and no material amendment of the
Agreement shall be effective until approved,
if so required by the 1940 Act, by vote of
the holders of a majority of the Fund's
outstanding voting securities.
            15.	This Agreement
embodies the entire agreement and
understanding between the parties hereto,
and supersedes all prior agreements and
understandings relating to the subject matter
hereof.  Should any part of this Agreement
be held or made invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding on and
shall inure to the benefit of the parties hereto
and their respective successors.
            16.	This Agreement shall
be construed and the provisions thereof
interpreted under and in accordance with the laws of the State of New York.
 [signature page to follow]


      IN WITNESS WHEREOF, the
parties hereto have caused this Agreement to
be executed by their officers thereunto duly
authorized.
LEGG MASON PARTNERS VARIABLE
INCOME TRUST
                              By:/s/ R. Jay Gerken
                               Name: R. Jay Gerken
                                Title:	President
LEGG MASON PARTNERS FUND ADVISOR,
LLC
                               By: /s/ R. Jay Gerken
                               Name:R. Jay Gerken

Title:	President



Schedule A
Western Asset Core Plus VIT Portfolio
(formerly known as Western Asset Variable
High Income Portfolio)
Fee:
Effective as of April 15, 2015, the fee is reduced

from 0.60% of the Fund's average daily net assets

to the following percentage of the Fund's average daily net assets: first $500 million--
0.45%; next $500 million --0.425%; and
over $1 billion--0.40%


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A/1637488.3